Exhibit 10.1

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

SUBSCRIPTION AGREEMENT

The undersigned (hereinafter “Subscriber”) hereby confirms his/her/its subscription for the purchase shares of Series C Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of Baltia Air Lines, Inc., a New York corporation (the “Company”), on the terms described below.

WHEREAS, the Company is conducting a “best efforts” offering (the “Offering”) to sell up to $1,000,000 (the “Offering Amount”) of Preferred Shares. The Preferred Shares and the underlying shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) are sometimes collectively referred to herein as the “Securities”; and

WHEREAS, Subscriber desires to purchase the Preferred Shares for the Purchase Price (as defined below), and the Company desires to sell the Preferred Shares to the Subscriber for the Purchase Price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Subscriber and the Company agree as follows:

In connection with this subscription, Subscriber and the Company agree as follows:

1.          Purchase and Sale of the Preferred Shares.

(a)          The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, Preferred Shares for the aggregate subscription amount set forth on the signature page hereto. The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it. The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription. The Company reserves the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part. Following the acceptance of this Subscription Agreement by the Company, the Company shall issue and deliver to Subscriber the Preferred Shares subscribed for hereunder against payment in U.S. Dollars of the Purchase Price (as defined below). If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement. If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.

1

(b)          Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Preferred Shares set forth on the signature page hereof in an amount required to purchase and pay for the Preferred Shares subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Baltia Air Lines, Inc.”

(c)          Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of up to $1,000,000 in Preferred Shares, which offering is being made on a “best efforts” basis. The subscription amounts paid by the Subscriber to the Company will be deposited in the Company’s operating account. Subscriber understands that Company must not sell any minimum amount before it receives, and has the right to expend, the net proceeds from the sale of any Preferred Shares.

2.          Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

(a)          Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities and has the ability and capacity to protect Subscriber’s interests.

(b)         Subscriber understands that the Securities have not been registered. Subscriber understands that the Securities will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(a)(2) and Rule 506(b) of the Act and as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement or those of other purchasers of the Preferred Shares are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Preferred Shares for resale upon the occurrence or non-occurrence of some predetermined event.

(c)          Subscriber is purchasing the Preferred Shares subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the Securities in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

2

(d)          Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed the Subscription Booklet, and all the information concerning the Company and the Securities, both written and oral, that Subscriber desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review: (i) copies of all of the Company’s publicly available documents, the Subscription Booklet, and (ii) all information, both written and oral, that Subscriber desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(g) below. Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Subscription Booklet and Subscriber has not relied on any other representations or information.

(e)          Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

(f)          Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(g)          This Subscription Agreement and the Accredited Investor Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

(h)          There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

3

(i)          The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Preferred Shares constituting the components of the Preferred Shares will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Preferred Shares.

(j)          Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

(k)         Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Subscription Booklet.

(l)          Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(m)        Subscriber is aware that the Preferred Shares are, and the Common Stock issuable upon conversion of the Preferred Shares will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.

(n)         Subscriber understands that the Preferred Shares shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(o)          Because of the legal restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers, or other dispositions of the Preferred Shares by Subscriber, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

4

(p)          Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(q)          Subscriber represents that: (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Subscriber could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(r)          Subscriber further represents that the address of Subscriber set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber’s own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to the resale or distribution thereof; and that Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(s)          Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds). This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company. In the event that this subscription is rejected, then Subscriber’s subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.

(t)          Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in the Subscription Booklet and this Subscription Agreement.

(u)          Subscriber represents that Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company.

(v)         Subscriber has carefully read this Subscription Agreement and the Subscription Booklet, and Subscriber has accurately completed the Accredited Investor Questionnaire which accompanies this Subscription Agreement.

5

(w)          No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in the Subscription Booklet or in this Subscription Agreement.

(x)          Subscriber represents and warrants, to the best of Subscriber’s knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(y)          Subscriber represents and warrants that Subscriber has: (i) not distributed or reproduced the Subscription Booklet, in whole or in part, at any time, without the prior written consent of the Company, (ii) kept confidential the existence of the Subscription Booklet and the information contained therein or made available in connection with any further investigation of the Company and (iii) refrained and shall refrain from trading in the publicly-traded securities of the Company for so long as such recipient has been in possession of any material non-public information contained in the Subscription Booklet.

(z)          If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

(aa)        If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Securities as provided herein; (ii) its purchase of the Securities will not result in any violation of, or conflict with, any term or provision of the charter, by-laws or other organizational documents of Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber’s purchase of the Securities has been duly authorized by all necessary action on behalf of the Subscriber; and (iv) all of the documents relating to the Subscriber’s subscription to the Securities have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber.

(bb)        The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

6

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure; and

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(cc)         The Subscriber is aware that the Company is delinquent in its reporting requirements pursuant to the Securities Exchange Act of 1934 as a result of its failure to file Forms 10-Q for the quarterly periods ended June 30, 2016 and September 2016.

(dd)         The Subscriber is aware that the Company is party to certain legal proceedings in connection with an aggregate of approximately $127,000 of outstanding payables and $655,000 in outstanding promissory notes.

7

(ee)         The Subscriber understands that the Series C Preferred Shares purchased under this Subscription Agreement may be junior in rights and preferences to future classes of preferred stock that the Company may designate from time to time.

3.          Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a)          Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York and has the requisite power and authority to own its properties and to carry on its business as presently conducted. The Company is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material and adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or any of its subsidiaries, taken as a whole (“Material Adverse Effect”).

(b)          Due Authorization; Enforceability. Each transaction document has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to conduct its business as presently conducted and to enter into and deliver the transaction documents and to perform its obligations thereunder.

(c)          Non-Contravention. None of the execution and delivery of, or performance by the Company under, any of the transaction documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, any term of the certificate of incorporation or by-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except where such conflict, violation or creation

(d)          Conduct of Business. The conduct of business by the Company as presently conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as such regulation as is applicable to commercial enterprises generally. The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, except where the failure to obtain such license, permit or other governmental authorization would result in a Material Adverse Effect.

8

(e)          Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, is required for the execution by the Company of the transaction documents and compliance and performance by the Company of its obligations under the transaction documents, including, without limitation, the issuance and sale of the Securities, other than such consents, approvals and authorizations as shall have been received by the Company as of the closing date.

(f)          The Securities. The Securities upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Act and any applicable state securities laws;

(ii)         have been, or will be, duly and validly authorized and on the date of issuance of the Securities, such Securities will be duly and validly issued, fully paid and non-assessable;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)        will have been issued in reliance upon an exemption from the registration requirements of and, assuming the representations and warranties of the Subscriber herein is true and accurate, will have been issued in compliance with Section 5 under the Act.

4.          Right of Participation.

(a)          For as long as Subscriber owns Preferred Shares, each such Subscriber shall have a right of participation (the “Right of Participation”) with respect to all future equity or equity-linked capital raising transactions of the Company (each, a “Subsequent Financing”) in an amount equal to Subscriber’s pro rata purchase of Preferred Shares in this Offering up to an aggregate of twenty percent (20%) of the Subsequent Financing, subject to certain customary exceptions described below (each an “Excluded Issuance”). The Company shall give advance written notice to Subscriber prior to any Subsequent Financing. Subscriber shall have five (5) business days from receipt of such notice to deliver a written notice to the Company that Subscriber elects to exercise its Right of Participation in the Subsequent Financing.

(b)          To the extent that Subscriber elects to exercise its Right of Participation and any other subscriber in this Offering does not exercise their Right of Participation (each, a “Declining Holder”), Subscriber shall have the right to purchase the shares offered to the Declining Holders pro rata.

(c)          If, subsequent to the Company giving notice to Subscriber, the terms and conditions of the Subsequent Financing are changed in any material way, the Company shall be required to provide a new notice to Subscriber and Subscriber shall have the Right of Participation again to purchase all or a portion of the securities in such offering on such changed terms and conditions.

9

(d)          For purposes of this Section 4, “Excluded Issuance” shall mean the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Subscription Agreement, provided that such securities have not been amended since the date of this Subscription Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) shares of Common Stock issued or issuable as a dividend on Common Stock or Preferred Stock, (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, and (e) securities issuable in exchange for assets, not cash or any other issuance where the primary reason is not to raise money for the Company.

5.          Registration Rights of Shares.

(a)          Piggy-Back Rights. If at any time the Company proposes to file a registration statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for security holders of the Company for their account (or by the Company and by security holders of the Company), other than a registration statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv)  for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their Common Stock for cash, securities or other property of a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the holders of the Conversion Shares as soon as practicable but in no event less than five (5) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holder of Conversion Shares in such notice the opportunity to register the sale of such number of Conversion Shares as such holders may request in writing within three (3) business days following receipt by such holder of such notice (a “Piggy-Back Registration”), provided, however, the holder of the Conversion Shares shall only be entitled to one Piggy-Back Registration right that shall be selected by a majority of the holders of Conversion Shares. At such time as the Conversion Shares become eligible for resale pursuant to Rule 144, the holders’ rights to Piggy-Back Registration shall expire. The Company shall include in such registration statement such Conversion Shares that are requested to be included therein within three (3) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of, the Conversion Shares, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Conversion Shares in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Conversion Shares for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an underwritten offering, then the holder making a request for its Conversion Shares to be included therein must permit the sale or other disposition of such Conversion Shares in accordance with the intended method(s) of distribution thereof. The holder of the Conversion Shares proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration and the holder of the Conversion Shares shall be responsible for any fees or commissions due to such underwriters in connection with the sale of such Conversion Shares.

10

(b)          Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holder of the Conversion Shares in writing that the dollar amount or number of the Common Stock which the Company desires to sell, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of the Conversion Shares as to which registration has been requested under this section and the securities as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of the Company exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such registration:

(i)          If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock that the Company desires to sell; and (B) to the extent of the Maximum Number of Securities, the shares of Common Stock, pro-rata among holders, for the account of any persons, including investors in this Offering for which the Company is obligated to register pursuant to contractual piggy-back registration rights such as in this Agreement.

(ii)         Withdrawal. Any holder of the Conversion Shares may elect to withdraw such holder’s request for inclusion of the Conversion Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of a majority of the Conversion Shares in connection with such Piggy-Back Registration, excluding any customary expenses and commissions incurred.

(iii)        Limitations on Piggy-Back Registration Rights.  The Company has the right to exclude the holder of the Conversion Shares from any registration statement in the event the Company is contractually obligated to exclude such securities. Furthermore, in the event that the registration statement covers shares of the Company, the Company, or the underwriter shall have a right to require the holders to a six (6) month lock-up period from the date of effectiveness of the registration statement.

11

6.          Indemnification. Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees, shareholders, agents, attorneys, representatives and affiliates, and any person acting for or on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with this investment. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the closings.

7.          Miscellaneous.

(a)          Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)          Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(c)          Subscriber has read and has accurately completed this entire Subscription Agreement.

(d)          This Subscription Agreement, the Accredited Investor Questionnaire and the Preferred Shares constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(e)          Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

(f)          Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

12

If to the Company, at:

Baltia Air Lines, Inc.

10 East 40th Street, 10th Floor

New York, NY 10016-0201

Attention: Anthony Koulouris, President

Tel:

Fax:

With a copy to:

Richard I. Anslow, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Tel: (212) 370-1300

Fax: (212) 370-7889

If to the Subscriber, at its address set forth on the signature page to this Subscription Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(g)          Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or any delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h)          This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, and its successors and assigns.

(i)          Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party which is mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

13

(j)          If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(k)          The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(l)          All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(m)          This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Pages Follow]

14

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Purchase Price	Aggregate Amount of Investment

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_______ Joint Tenancy	______ Tenants in Common

S-1

Signature Page for Partnerships Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$	$
Total Purchase Price	Aggregate Amount of Investment

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

Signature	Print or Type Name and Indicate
Title or Position with Entity

Signature (other authorized signatory)	Print or Type Name and Indicate
Title or Position with Entity

S-2

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.

BALTIA AIR LINES, INC.

By:
Name: Anthony D. Koulouris
Title: President

Date:__________________________, 2017

S-3